Exhibit 10.3

THIRD AMENDMENT
to
Employment Agreement between
Larry Fleming and PW Eagle, Inc.

              THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT is entered into effective as of August 20, 2001, by and between Larry Fleming (the “Employee”) and PW Eagle, Inc., f/k/a Eagle Pacific Industries, Inc. (“Eagle”).

WITNESSETH:

              WHEREAS, Employee and Eagle are parties to that certain Employment Agreement executed September 16, 1999 as amended December 15, 2000 and March 1, 2001 (the “Agreement”).

              WHEREAS, the parties mutually desire to amend the Agreement effective August 20, 2001 with respect to a change in the term of the Agreement.

              NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

1.	The term of the Agreement as referenced in Section 1 shall be through December 31, 2004.

2.	Except as amended herein, the Agreement shall remain in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement effective as of the date first written above.

PW EAGLE, INC.
(the “Company”)

By: /s/ William H. Spell	/s/ Larry Fleming
Its: Chief Executive Officer	(the “Employee”)

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